UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 07, 2023

Dynavax Technologies Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34207	33-0728374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, Suite 720
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 848-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DVAX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2023 (the “Effective Date”), Dynavax Technologies Corporation (the “Company”) entered into an agreement (the “Avecia Supply Agreement”) with Nitto Denko Avecia Inc. (“Avecia”), for the manufacture and supply of the Company’s novel toll-like receptor 9 agonist CpG 1018® adjuvant (“CpG 1018 Adjuvant”).

Under the Avecia Supply Agreement, Avecia has agreed to produce and supply to the Company quantities of CpG 1018 Adjuvant ordered by Dynavax after the Effective Date, except that Dynavax may alternatively order CpG 1018 Adjuvant produced using a different production process (“Other Process”) pursuant to a Supply Agreement between the Company and Avecia dated October 1, 2012 (the “2012 Agreement”), previously filed with the Securities and Exchange Commission as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Subject to certain procedural requirements, forecasting obligations and limitations set forth in the Avecia Supply Agreement, under the Avecia Supply Agreement the Company is obligated to purchase all of its annual volume requirements of CpG 1018 Adjuvant from Avecia up to the specified production capacity allocated by Avecia to the Company, as it may be adjusted by agreement of the parties (the “Purchase Obligations”), and Avecia is obligated to maintain the ability and capacity to manufacture specified quantities of the CpG 1018 Adjuvant in each calendar quarter and calendar year.

Pricing for CpG 1018 Adjuvant is based on the volume of CpG 1018 Adjuvant purchased in a calendar year. Such pricing is subject to annual decrease or increase beginning as of May 1, 2024, and each anniversary date thereof during the term of the Avecia Supply Agreement in line with a specified price index. A specified percentage of the purchase price of CpG 1018 Adjuvant ordered under a purchase order is payable upon invoice issued by Avecia upon receipt of such purchase order, and the remainder is payable upon invoice by Avecia on or promptly after delivery of such CpG 1018 Adjuvant.

The term of the Avecia Supply Agreement is eight years from the Effective Date, subject to extension.

Each party has the right to terminate the Avecia Supply Agreement prior to its expiration (i) for uncured material breach (ii) in the event the other party files a petition in bankruptcy, has an involuntary petition in bankruptcy filed against it that is not dismissed within a specified period, and (iii) in certain other circumstances.

The foregoing description of the terms of the Avecia Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Avecia Supply Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dynavax Technologies Corporation

Date:	September 13, 2023	By:	/s/ John Slebir
John Slebir Senior Vice President, General Counsel